Exhibit 99.1

For Immediate Release

For More Information:
Michael G. Sanchez	Andy Mus
Chief Executive Officer	Senior Vice President
Coastal Banking Company Inc.	Marsh Communications LLC
904-321-0400	404-327-7662

Coastal Banking Company Appoints Paul Garrigues as Chief Financial Officer

BEAUFORT, S.C., Sept. (17), 2007 – Coastal Banking Company Inc. (OTCBB:CBCO), holding company for Lowcountry National Bank in Beaufort, S.C., and First National Bank of Nassau County in Fernandina Beach, Fla., has appointed Paul R. Garrigues as chief financial officer of the holding company and the banking subsidiaries.

Garrigues, who has 30 years of financial, accounting and banking experience, will oversee all financial functions, including accounting, treasury, financial reporting and budgeting, among other duties.

“Paul Garrigues is a veteran financial officer who has extensive experience helping companies like ours navigate the fiscal and regulatory complexities that arise from reaching a certain asset size,” said Michael G. Sanchez, chief executive officer. “The depth and breadth of his expertise will be a valuable resource as we focus on growing the company and enhancing our banking franchise.”

Most recently, Garrigues served as senior vice president of secondary marketing at Seacoast National Bank (Nasdaq: SBCF) in Stuart, Fla., one of the largest publicly traded community banks in Florida. Seacoast acquired Big Lake National Bank in 2006, where Garrigues was chief financial officer. He was responsible for loan product development, pricing and mortgage operations, and daily management of accounting, treasury, financial and regulatory reporting functions in his role as chief financial officer.

Prior to that, Garrigues served as chief accounting officer of Lydian Trust Company, a $1.6 billion financial services holding company in Palm Beach Gardens, Fla., where he managed all accounting functions for the holding company and its private banking, wealth management, data services and mortgage REIT subsidiaries.

Over his long career, Garrigues has served as chief financial officer for many financial institutions, including: Transnational Financial Network (Pink Sheets: TRFN) in San Francisco, where he also served on the board of directors; Valley Construction and Development Inc. in Walnut Creek, Calif.; Aurora Loan Services Inc. in Aurora, Colo.; CFI Mortgage Inc. (Pink Sheets: CFIM) in West Palm Beach, Fla.; Monument Mortgage Inc./FiNet.com in Walnut Creek, Calif.; and FinSav Mortgage in San Diego.

Garrigues earned a bachelor’s degree in accounting from the University of Southern California. He is a certified public accountant and is a member of the American Institute of Certified Public Accountants.

About Coastal Banking Company Inc.

Coastal Banking Company Inc., based in Beaufort, S.C., is the $427 million-asset bank holding company of Lowcountry National Bank (LNB) in Beaufort, and First National Bank (FNB) of Nassau County in Fernandina Beach, Fla. LNB serves coastal South Carolina through full-service banking offices in Beaufort, Hilton Head and Port Royal. In addition to its full-service branch in Fernandina Beach, FNB operates a division, The Georgia Bank, which has a full-service branch in Meigs, Ga., and loan production offices in Savannah, Ga. FNB also operates loan production offices in Atlanta and Jacksonville, Fla. Coastal Banking Company’s banks provide a full range of consumer and business banking services. The company’s common stock is publicly traded on the OTC Bulletin Board under the symbol CBCO. For more information, please visit the company’s Web site, www.coastalbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Coastal’s operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Coastal’s assumptions, but that are beyond Coastal's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environments and securities markets, (iv) adverse changes in the regulatory requirements affecting Coastal, (v) greater competitive pressures among financial institutions in Coastal's markets, (vi) greater loan losses than historic levels, and (vii) difficulties in expanding our banking operations into a new geographic market.  Additional information and other factors that could affect future financial results are included in Coastal’s filings with the Securities and Exchange Commission.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in reports and registration statements filed with the Securities and Exchange Commission. Coastal Banking Company, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.